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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10,
1997

                        OLD GUARD GROUP, INC.

     (Exact name of registrant as specified in its charter)

        Pennsylvania               0-21611          23-2852984
(State or other jurisdiction     (Commission       (IRS Employer
      of incorporation)          File Number)       Ident. No.)

2929 Lititz Pike, Lancaster, Pennsylvania               17601
     (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code (717) 569-5361

                               N/A
 (Former name or former address, if changed since last report.)

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
Item 5.  Other Events.

     On February 11, 1997, Old Guard Group, Inc. (the "Company") and Old Guard Mutual Insurance Company, Old Guard Mutual Insurance Company and Goschenhoppen-Home Mutual Insurance Company (the "Insurance Companies") completed the mutual to stock conversion contemplated by their Joint Plan of Conversion (the "Plan"). The Plan was adopted by the Company and the Insurance Companies on May 31, 1996, amended on July 19, 1996 and
January 10, 1997, and approved by the Insurance Department of the Commonwealth of Pennsylvania on December 27, 1996. At special meetings of policyholders held on February 11, 1997, the Plan was approved by the Insurance Companies' policyholders.

     Pursuant to the Plan, among other things: (i) the Insurance Companies converted from mutual to stock form, (ii) the Company simultaneously purchased all of the authorized capital stock of each Insurance Company, and (iii) the Company sold approximately 3,955,000 shares of common stock at $10 per share to policyholders and an Employee Stock Ownership Plan. The conversion of the Insurance Companies to stock form, the issuance of capital stock of the Insurance Companies to the Company and the offer and sale of the common stock of the Company pursuant to the Plan are collectively referred to herein as the "Conversion." The Conversion is the first conversion of a financially sound mutual insurance company to stock form under Pennsylvania's new Mutual to Stock Conversion Act.

     Prior to completion of the Conversion, on November 22, 1996, the Company and the Insurance Companies received an unsolicited request from Donegal Group, Inc., a holding company of property and casualty insurance companies located, like the Company and the Insurance Companies, in Lancaster County, Pennsylvania ("Donegal") to merge with Donegal. Donegal is the largest local competitor of the Insurance Companies. Donegal proposed that the Company and the Insurance Companies amend the Plan to provide for the merger of the Company into Donegal in exchange for an aggregate payment of $27.5 million to all policyholders of the Insurance Companies, or less than $200 per policyholder, assuming equal distribution to all policyholders. Because the Donegal proposal did not provide additional capital to the Insurance Companies and was inconsistent with their strategic plan of continued independence, the Boards of Directors of the Company and the Insurance Companies determined that the request was contrary to the best interests of the Insurance Companies and declined to consider the request. The Department of Insurance of the Commonwealth of Pennsylvania subsequently denied Donegal's application to acquire Old Guard.

     On January 7, 1997, the President of Donegal, Donald Nikolaus, purportedly in his individual capacity as a policyholder of Old Guard Mutual Insurance Company, and through the same law firm that represents Donegal, filed in the Commonwealth Court of Pennsylvania a Petition for Review of the approval of the Plan by the Insurance Department of the Commonwealth of Pennsylvania. The suit was filed against the Insurance Department of the Commonwealth of Pennsylvania, the Honorable Linda Kaiser, the Pennsylvania Insurance Commissioner, the Company and the Insurance Companies. Mr. Nikolaus contends that the Pennsylvania Insurance Company Mutual to Stock Conversion Act (the "Act"), which was passed overwhelmingly by the Pennsylvania General Assembly and which permits the Conversion, is constitutionally defective for procedural reasons and because the Plan does not provide for compensation to policyholders. Mr. Nikolaus asked the Commonwealth Court to
(1) declare the Act unconstitutional, (2) enjoin the holding of the special meetings of policyholders to vote upon the Plan (the "Special Meetings"), and (3) direct the Insurance Department of the Commonwealth of Pennsylvania to rescind its approval of the Plan.

     On February 6, 1997, the Commonwealth Court denied
Mr. Nikolaus' request to enjoin the holding of the Special Meetings and the litigation is expected to proceed. Final adjudication of the case by the Commonwealth Court could take a year or more and the parties then could appeal any decision to the Pennsylvania Supreme Court and possibly to the United States Supreme Court. Such appeals, if made, could take an additional two to four years. The Insurance Department of the Commonwealth of Pennsylvania, the Honorable Linda Kaiser, the Company and the Insurance Companies, believing that the Act is constitutional, intend to defend this action vigorously. Moreover, the Company and the Insurance Companies believe that the Company and the Insurance Companies will ultimately prevail on the merits of the case. This belief results principally from (i) the existence of court decisions which have consistently upheld the constitutionality of a similar federal statutory provision providing for the conversion to stock form of mutual savings and loan associations pursuant to which over 1,000 mutual to stock conversions have been completed, and (ii) a court decision upholding the constitutionality of a similar Pennsylvania statutory provision providing for the conversion to stock form of a Pennsylvania mutual savings bank. However, no assurance can be given that the Company and the Insurance Companies will ultimately prevail on the merits.

     On February 10, 1997, the Company, the Insurance Companies and each of their respective directors were served with an eleven count combination class action and derivative lawsuit, filed in the United States District Court for the Eastern District of Pennsylvania against the Company, the Insurance Companies and their directors (the "Class Action"). Two of the named plaintiffs hold a policy in Old Guard Mutual and the other two hold a policy in Goschenhoppen-Home. By filing the class action portion of the lawsuit, these four policyholders purport to represent all 141,000 policyholders of the Insurance Companies. Seven of the eleven counts are similar to the claims by Mr. Nikolaus challenging the constitutionality of the Act, although certain counts advance a different theory alleging unconstitutional impairment of contract. The remainder of the class action claims assert theories regarding purported violations of the Act, principally relating to the description of the Plan in the proxy statement approved by the Insurance Department of the Commonwealth of Pennsylvania and mailed to policyholders. The derivative claim was brought against the directors of Insurance Companies, purportedly on behalf of the Insurance Companies, alleging breach of the fiduciary duty of care in approving and implementing the Plan and the fiduciary duty of loyalty, presumably in approving the stock-based compensation plans which are contemplated by the Plan. The stock-based compensation plans are expressly permitted by the Act and were approved by the Insurance Department of the Commonwealth of Pennsylvania. The suit seeks such compensatory damages as may be allowed by law, a declaration that the Plan violates the Act and the United States and Pennsylvania Constitutions and the rights of the plaintiffs thereunder, and such other relief as the court deems appropriate. The Company, the Insurance Companies and their directors believe they have meritorious defenses to the action and intend to defend this action vigorously. However, no assurance can be given that the Company, the Insurance Companies and the directors will ultimately prevail on the merits. In addition, there can be no assurance that additional suits arising out of, or related to, the Conversion will not be filed.

     If the plaintiffs prevail in the litigation described above or in similar additional litigation, the remedy a court would grant or the amount of damages it might award is uncertain. A court has broad discretion to fashion a fair and equitable remedy in light of the nature of the constitutional or other violation, the relative harm to the parties, and the public interest. In some cases, relief is applied on a prospective basis only; in other cases, relief is applied on a retroactive basis. No prediction can be made concerning the remedy a court would fashion or the amount of damages it might award. However, two of the more far-reaching possibilities include:

     - A requirement that the Company pay all purchasers of common stock, either on a mandatory basis or at the election of the purchaser, as damages or otherwise,
          (i) the Purchase Price paid per share of common stock acquired in the Conversion, plus interest, (ii) the market value per share of common stock acquired, or
          (iii) the greater of (i) or (ii), less, in each case, any proceeds received by such purchaser from the sale of the common stock. No assurance can be given that the Company would have sufficient funds at that time to honor any such obligation; or

     - The Company could be required to pay or distribute to all or some policyholders of the Insurance Companies, either on a mandatory basis or at the election of the policyholders, an amount equal to the surplus of the Insurance Companies as of the date of the Conversion (approximately $38 million), as damages or otherwise. Such distribution could be required to be made in cash, common stock or other debt or equity securities. No assurance can be given that the Company would have sufficient funds, or the capacity to borrow sufficient funds, at that time to honor any such obligation. Any required distribution of common stock or other equity securities would materially dilute the interests of existing holders of the common stock.

In the event that the Company could not honor its obligations under any remedy imposed by a court, the Company could be forced to seek the protection of the bankruptcy laws and the Insurance Companies could be deemed insolvent and seized by the Department of Insurance. In addition, the existence of litigation could have a material adverse impact on the market price of the common stock during the pendency of the litigation and an adverse determination of such litigation would have such a material adverse effect.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              OLD GUARD GROUP, INC.

Dated:  February 13, 1997

                              By /s/ David E. Hosler
                                   David E. Hosler,
                                   Chairman, President and Chief
                                   Executive Officer